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                                                                   Exhibit 23(f)
                    [LETTERHEAD OF BEAR, STEARNS & CO. INC.]


                      CONSENT OF BEAR, STEARNS & CO. INC.

April 13, 1999

Board of Directors
Bell Atlantic Corporation
1095 Avenue of the Americas
New York, NY 10036

  Re: Registration Statement of Bell Atlantic Corporation relating to the Agreement and Plan of Merger, dated July 27, 1998, among Bell Atlantic Corporation, Beta Gamma Corporation, a wholly-owned subsidiary of Bell Atlantic Corporation, and GTE Corporation.

Ladies and Gentlemen:

   We refer to our opinion letter, dated July 27, 1998, with respect to the merger of a newly-formed subsidiary of Bell Atlantic Corporation with and into GTE Corporation, with GTE Corporation continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Bell Atlantic Corporation.

   We hereby consent to the reference to the foregoing opinion letter under the captions "Merger Information Summary--Opinions of Financial Advisors", "The Merger Transaction--Background of the Merger", "The Merger Transaction--Reasons for the Merger; Recommendations of the Boards" and "The Merger Transaction-- Opinions of Bell Atlantic's Financial Advisors" in, and to the inclusion of such opinion letter as Appendix I to, the joint proxy statement and prospectus that is part of the above-referenced Registration Statement. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Bear, Stearns & Co. Inc.

                                             By /s/ James A. Firenze
                                               --------------------------------
                                             James A. Firenze
                                             Senior Managing Director